ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

*090401*

# Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

## Certificate of Correction

**(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)**

1. The name of the **entity** for which correction is being made:

World Media & Technology Corp. (formerly Halton Universal Brands, Inc.)

2. Description of the original document for which correction is being made:

Certificate of Amendment to Articles of Incorporation

3. Filing date of the original document for which correction is being made: 11/12/14

4. Description of the inaccuracy or defect:

Effective Date of Name Change is inaccurate.

5. Correction of the inaccuracy or defect:

Effective Date of Name Change: 12/22/14

6. Signature:

X [signature]

| Authorized Signature | Title * | Date |
|---|---|---|
| | Chief Executive Officer | 12/2/14 |

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

**IMPORTANT:** Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*

*230303*

**ROSS MILLER**
**Secretary of State**
**202 North Carson Street**
**Carson City, Nevada 89701-4201**
**(775) 684-5708**
**Website: www.nvsos.gov**

# Customer Order Instructions

**SUBMIT THIS COMPLETED FORM WITH YOUR FILING**

**USE BLACK INK ONLY - DO NOT HIGHLIGHT**

Processing Service Requested: ☐ Regular ☒ 24-Hour Expedite (additional fee included)

Name of Entity: World Media & Technology Corp.

Date: 12/2/14

Return to: DART Business Services LLC

Contact Name: Tali Durant

Phone: 207-530-2345

**Return Delivery:** (email or fax options do not receive a copy via mail; must be ordered separately)

☒ Email to: tali@dart-services.com ☐ Fax to:

☐ Hold for Pick Up ☐ Mail to Address Above ☐ FedEx: Acct #

☐ Other: (explain below)

Order Description: (include items being ordered and fee breakdown)*

Certificate of Correction: $175
24 Hour Expedite: $125

***PLEASE NOTE:** this office keeps the original paperwork. The first file stamped copy ordered at the time of filing is at no charge. Each additional copy is **$2.00** per page (plus **$30.00** for each certification).

Total Amount: 300

Method of Payment:

☐ Check/Money Order ☒ Credit Card (attach ePayment checklist) ☐ Trust Account:

☐ Use balance remaining in job #

*230104*

**ROSS MILLER**
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

# ePayment Checklist
## (For Counter, Fax and Mail Requests)

**USE BLACK INK ONLY - DO NOT HIGHLIGHT**

Service Type: ☐ Counter ☐ Mail ☒ Fax

Order Processing Requested: **(Expedite Processing *Requires* Additional Fees)**

☐ Regular Processing ☒ **24-HOUR** Expedite ☐ **2-HOUR** Expedite ☐ **1-HOUR** Expedite

## Payment by Card *(card holder name and billing address required below)*

Card Type: ☒ VISA ☐ MasterCard ☐ Discover ☐ American Express

Customer Credit Card Number:

| | | | | | | | | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| 4 | 2 | 5 | 0 | 1 | 3 | 0 | 0 | 0 | 0 | 0 | 0 | 7 | 9 | 0 | 0 |

V CODE*

| | | | |
|---|---|---|---|
| 2 | 8 | 8 | |

* 3-digit number found on the far right of the backside of VISA, MasterCard and Discover cards
4-digit number found on the front right side of American Express card.

**NOTICE:** *For security and verification purposes, all credit card payments must include the 3 or 4-digit CVV2 code (VCode) number located on the credit card. Failure to include this code will result in the rejection of your filing or service request.*

Credit Card Expiration Date: Month 06 Year 15

**Amount to Charge Card:** USD $ 300

## Order Information *(required)*

**Entity Name/Order Reference:** World Media & Technology Corp.

**Card Holder Information:**

Name as it Appears on the Account: Taliesin Durant
Billing Address: 16192 Coastal Highway
City, State, Zip: Lewes, DE 19958
Telephone: 207-530-2345

## Payment Authorization

I authorize the Secretary of State to bill an amount not to exceed the following to be charged to the above listed account(s):

**X** [signature]
**Authorized Signature**

**Not to Exceed Amount:** USD $ 300